UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2017

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36254	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 10, 2017, the Company issued a press release announcing its financial results for the fiscal quarter ended March 31, 2017 (the “Press Release”). The full text of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On May 10, 2017, the Company made a presentation used on its call with investors, discussing its financial results for the fiscal quarter ended March 31, 2017 available on its website (the "Earnings Release Presentation"), furnished herewith as Exhibit 99.2.

Non-GAAP and Operational Measures. The attached Press Release includes the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP operating expenses, non-GAAP gross margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, and Adjusted Free Cash Flow conversion of Adjusted EBITDA. Non-GAAP operating income (loss), non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin exclude restructuring costs, stock-based compensation, amortization and impairment of intangibles as well as other unusual items such as costs related to the restatement, M&A related activity, efficiency program and impact of significant legal settlements. Avid defines non-GAAP revenue as GAAP revenue plus revenue eliminated through the application of purchase accounting which requires acquired deferred revenue to be recorded at fair value rather than the amount paid by customers. Avid defines Adjusted EBITDA as non-GAAP operating income (loss) excluding depreciation and all amortization expense. Avid defines Adjusted EBITDA margin as Adjusted EBITDA divided by non-GAAP revenue. Avid defines Adjusted Free Cash Flow conversion of Adjusted EBITDA as Adjusted Free Cash Flow divided by Adjusted EBITDA. Avid defines Adjusted Free Cash Flow as GAAP operating cash flow less capital expenditures and excludes from free cash flow payments or receipts related to M&A, significant legal settlements, restructuring, restatement or other non-operational or non-recurring events. Reconciliations of these non-GAAP financial measures to their most comparable GAAP measures are contained in the tables accompanying the Press Release. The attached Press Release also includes forward-looking non-GAAP financial measures, including Adjusted EBITDA, non-GAAP Operating Expenses and Adjusted Free Cash Flow. Reconciliations of these forward-looking non-GAAP financial measures were not included in the attached Press Release due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible at this time. As a result, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

The attached Press Release also includes operational measures, such as bookings, recurring revenue bookings and revenue backlog. Definitions of these measures are included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.

Limitation on Incorporation by Reference. The information furnished in Items 2.02 and 7.01, including the Press Release and Earnings Release Presentation attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. This Form 8-K, and the Press Release attached as Exhibit 99.1 and the Earnings Release Presentation attached as Exhibit 99.2, contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the Press Release and the Earnings Release Presentation regarding these forward-looking statements.

Item 9.01  Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit Number	Description
99.1	Press Release announcing financial results, dated May 10, 2017
99.2	Earnings Release Presentation, dated May 10, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: May 10, 2017	By: /s/ Brian E. Agle Name: Brian E. Agle Title: Senior Vice President and CFO